CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (No. 33-68862) pertaining to the 1993 Stock Option Plan,
(ii) the Registration Statement on Form S-8 (No. 2-86405) pertaining to the 1983 Key Employees' Stock Option Plan and (iii) the Registration Statement on Form S-8 (No. 2-96014) pertaining to the Employee Stock Purchase Plan previously filed by Merrimac Industries, Inc. of our report, dated February 17, 1996, appearing in this Annual Report on Form 10-KSB for the fiscal year ended December 30, 1995 (the "Form 10-KSB"), with respect to the consolidated financial statements of Merrimac Industries, Inc. and Subsidiaries as of December 30, 1995 and December 31, 1994 and for the years then ended, incorporated by reference in this Annual Report on Form 10-KSB.




                                                         /s/ J.H. COHN & COMPANY
                                                         -----------------------
                                                             J.H. Cohn & Company



Roseland, New Jersey
March 20, 1996



Exhibit 23(A)